CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the references to our firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of U.S. Global Leaders Variable Insurance Trust and to the use of our report dated May 11, 1998 on the statement of assets and liabilities of the U.S. Global Leaders Growth Variable Insurance Fund ("Fund"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.


                                                         Ernst & Young LLP


Los Angeles, CA
May 14, 1998